As Filed With the Securities and Exchange Commission on October 29, 1998
                                                     FILE NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                    --------

                             WILD OATS MARKETS, INC.
             (Exact name of registrant as specified in its charter)


                  Delaware                                      84-1100630
       (State or other jurisdiction                          (I.R.S. Employer
     of incorporation or organization)                     Identification No.)

           1645 Broadway
            Boulder, Colorado                                            80302
  ( Address of principal executive offices)                           (Zip Code)


                           1996 EQUITY INCENTIVE PLAN
                            (As amended May 4, 1998)
                            (Full title of the Plan)
                                    ---------

                              Michael C. Gilliland
                     Chief Executive Officer With copies to:
                Wild Oats Markets, Inc. Francis R. Wheeler, Esq.
                     1645 Broadway Holme Roberts & Owen LLP
                Boulder, Colorado 80302 1700 Lincoln, Suite 4100
         (Name and address of agent for service) Denver, Colorado 80203
                                 (303) 861-7000
                                 (303) 440-5220
                     (Telephone number, including area code,
                              of agent for service)


                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------

Title of                                  Proposed Maximum          Proposed Maximum
Securities to be        Amount to be       Offering                    Aggregate                 Amount of
Registered               Registered      Price Per Share(1)        Offering Price(1)        Registration Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock
(par value $.001)     121,940                    $   (1)            $         (1)            $       (1)
                       96,260                     25.00              2,406,500.00                 669.00
                       27,138 (3)                 26.50                719,157.00                 199.93
                          587 (4)                 22.53                 13,225.11                   3.68
                      579,075 (5)                 24.75             14,332,106.00               3,984.33
                      -------                                       -------------               --------
Total:                825,000 (6)                                    17,470,988.11              4,856.94
-------------------------------------------------------------------------------------------------------------------


(1) In accordance with Rule 429(a) and Rule 416(b), this Registration Statement relates to 121,940 shares of Common Stock (81,293 shares prior to the three-for-two split of the Registrant's Common Stock, payable on January 7, 1998 to holders of record on December 22, 1997) covered by the Registrant's Registration Statement on Form S-3 (File No. 333-40305). Such shares are being carried forward from such earlier Registration Statement in accordance with Rule 429(b). A filing fee of $939.09 associated with such shares was previously paid with such earlier Registration Statement.

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(2) Estimated solely for the purpose of calculating the registration fee for the shares being registered hereby pursant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act"), based on $25.00, the price at which the options may be exercised.

(3) Estimated solely for the purpose of calculating the registration fee for the shares being registered hereby pursant to Rule 457(h) under the Act, based on $26.50, the price at which the options may be exercised.

(4) Estimated solely for the purpose of calculating the registration fee for the shares being registered hereby pursant to Rule 457(h) under the Act, based on $22.53, the price at which the options may be exercised.

(5) Estimated solely for the purpose of calculating the registration fee for the shares being registered hereby pursant to Rule 457(c) under the Act, based on $24.75, the average of the high and low prices reported on the National Market tier of the Nasdaq Stock Market on October 27, 1998.

(6) Covered by the 1996 Equity Incentive Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The  following  documents  filed  by  Wild  Oats  Markets,   Inc.  (the
"Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         (1) The Company's annual report on Form 10-K for the fiscal year ended December 27, 1997, as amended on Form 10-K/A dated June 15, 1998.

         (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 28, 1998 and June 27, 1998.

         (3) The Company's Current Report on Form 8-K for an event that occurred on May 5, 1998.

         (4) Pages F-17 through F-30 and pages F-36 through F-45 of the Company's prospectus dated October 22, 1996.

         (5) The description of the Company's Common Stock which is contained in the Company's registration statement filed on October 17, 1996, including any amendment or report filed for the purpose of updating such description.

         (6) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such reports and documents.


Item 4.  Description of Securities

         Not Applicable.


Item 5.  Interests of Named Experts

         Not Applicable.


Item 6.  Indemnification of Directors and Officers

         Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's Bylaws also provide that the Company will indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by Delaware law, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         The Company's Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. These provisions do not

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eliminate  the  directors'  duty  of care  and,  in  appropriate  circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject for liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provisions do not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         The Company has entered into agreements with its directors and certain executive officers that require the Company to indemnify such persons against expenses. judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Company, provided that such person's conduct was not knowingly fraudulent or deliberately dishonest and did not constitute willful misconduct. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

         The above discussion of the Company's Articles of Incorporation, Bylaws and the Delaware General Corporation Law is only a summary and is qualified in its entirety by the full text of each of the foregoing.


Item 7.  Exemption from Registration Claimed

         Not Applicable.


Item 8.  Exhibits

Exhibit No.       Description

5.1               Opinion of Holme Roberts & Owen LLP

23.1              Consent of PricewaterhouseCoopers LLP

23.2              Consent of Deloitte & Touche LLP

23.3 Consent of Holme Roberts & Owen LLP is contained in its legality opinion filed as Exhibit 5.1

24.1              Power of Attorney

99.1              Amendment to 1996 Equity Incentive Plan


Item 9.  Undertakings

         (a)      Rule 415 Offerings.

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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                  (ii) To reflect in the  prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)  Filings   incorporating   subsequent  Exchange  Act  documents  by
reference.

         The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)  Request  for   acceleration   of  effective   date  or  filing  of
registration statement on Form S-8.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado on October 29, 1998.

                               WILD OATS MARKETS, INC.,
                               a Delaware corporation


                               By: /s/  Mary Beth Lewis
                                        Mary Beth Lewis
                                        Vice President of Finance,
                                        Chief Financial Officer and Treasurer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                        Title                                Date



Michael C. Gilliland*   Chief Executive Officer and Director    October 29, 1998
                        (Principal Executive Officer)


/s/  Mary Beth Lewis
Mary Beth Lewis         Vice President of Finance,              October 29, 1998
                        Chief Financial Officer and
                        Treasurer (Principal Financial
                        and Accounting Officer)



Elizabeth C. Cook*      Executive Vice President,
                        Secretary and Director                  October 29, 1998



John Shields*            Chairman of the Board                  October 29, 1998



David Chamberlain*      Vice Chairman of the Board              October 29, 1998



David L. Ferguson*      Director                                October 29, 1998



James B. McElwee*       Director                                October 29, 1998



Brian K. Devine*        Director                                October 29, 1998
--------------------------------

*By: /s/  Mary Beth Lewis
         Mary Beth Lewis
         Attorney- in-fact

INDEX TO EXHIBITS

Exhibit
Number                       Description                                    Page

5.1                      Opinion of Holme Roberts & Owen LLP                   8

23.1                    Consent of PricewaterhouseCoopers LLP                 10

23.2                    Consent of Deloitte & Touche LLP                      12

23.2                    Consent of Holme Roberts & Owen LLP
                            is contained in its legality opinion
                           filed as Exhibit 5.1

24.1              Power of Attorney                                           14

99.1              Amendment to the Company's 1996 Equity Incentive Plan       16